Exhibit 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)
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THIS JOINT FILING AGREEMENT is entered into as of January 11, 2016, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares, par value $0.01 per share, of Scorpio Bulkers Inc. and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  January 11, 2016

[Signatures on following page]

MONARCH DEBT RECOVERY MASTER FUND LTD
By: Monarch Alternative Capital LP, its Investment Manager

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Chief Executive Officer

MONARCH ALTERNATIVE CAPITAL LP

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Chief Executive Officer

MDRA GP LP
By: Monarch GP LLC, its General Partner

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

MONARCH GP LLC

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

[Signature page to Joint Filing Agreement]